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                                                               Exhibit (g)(1)(v)

                                    AMENDMENT
                                       TO
                              CUSTODIAN AGREEMENT

     AMENDMENT, effective as of November 1, 2004 by and between ING Partners, Inc., a company organized under the laws of the state of Maryland (the "Company") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

     WHEREAS the Company and Investors Bank entered into a Custodian Agreement dated December 14, 2001, as amended, (the "Custodian Agreement"); and

     WHEREAS, the Company and Investors Bank desire to amend the Custodian Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1. APPENDIX A to the Custodian Agreement is hereby deleted in its entirety and replaced with the attached AMENDED APPENDIX A.

     2. Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.
                                                                          [SEAL]

ING PARTNERS, INC.                            INVESTORS BANK & TRUST COMPANY


By:      /s/ Laurie M. Tillinghast            By:      /s/ Andrew M. Nesvet
         -------------------------                     --------------------
         Laurie M. Tillinghast                Name:    Andrew M. Nesvet
         Vice President                       Title:   Managing Director

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                               AMENDED APPENDIX A
                                       TO
                              CUSTODIAN AGREEMENT

                          SERIES OF ING PARTNERS, INC.

   ING Aeltus Enhanced Index Portfolio
   ING Alger Aggressive Growth Portfolio
   ING Alger Capital Appreciation Portfolio
   ING Alger Growth Portfolio
   ING American Century Small Cap Value Portfolio
   ING Baron Small Cap Growth Portfolio
   ING Goldman Sachs(R) Capital Growth Portfolio
   ING Goldman Sachs(R) Core Equity Portfolio
   ING JPMorgan Fleming International Portfolio
   ING JPMorgan Mid Cap Value Portfolio
   ING MFS Capital Opportunities Portfolio
   ING MFS Global Growth Portfolio
   ING OpCap Balanced Value Portfolio
   ING Oppenheimer Strategic Income Portfolio
   ING PIMCO Total Return Portfolio
   ING Salomon Brothers Aggressive Growth Portfolio
   ING Salomon Brothers Fundamental Value Portfolio
   ING Salomon Brothers Investors Value Portfolio
   ING T. Rowe Price Growth Equity Portfolio
   ING UBS U.S. Allocation Portfolio
   ING UBS U.S. Large Cap Equity Portfolio
   ING Van Kampen Comstock Portfolio

Dated: November 1, 2004

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